UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2003

WOMEN FIRST HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26487	13-3919601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 400
San Diego, CA 92130
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 509-1171

Item 5. Other Events and Required FD Disclosure.
SIGNATURES
Exhibit Index
EXHIBIT 3.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7

     This Current Report on Form 8-K is filed by Women First HealthCare, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5. Other Events and Required FD Disclosure.

     On May 12, 2003, the Company received $2.5 million of new capital through a private placement of its common stock and completed agreements to obtain waivers of past defaults under its $28.0 million principal amount of senior secured notes and restructured the terms of both its senior secured notes and its convertible redeemable preferred stock. The Company initially issued the senior secured notes and convertible redeemable preferred stock in June 2002 to finance the Company’s acquisition of its Vaniqa® Cream product.

     Under a common stock purchase agreement dated May 12, 2003, the private placement investors, led by Edward F. Calesa, the chairman, president and CEO of the Company, purchased $2.5 million of the Company’s common stock at a price of $0.71 per share, the average price from March 20, 2003 through April 24, 2003. April 24, 2003 was the trading day prior to the date initially targeted for closing the restructuring and the private placement. Under the agreement, Mr. Calesa invested $1.0 million and Richard L. Rubin, one of the Company’s directors, invested $50,000. The Company has agreed to register the shares of common stock issued in the private placement with the Securities and Exchange Commission to permit the resale of the shares by the private placement investors.

     The restructured agreements for the senor secured notes and convertible redeemable preferred stock provide for a waiver of the Company’s past defaults under the senior secured notes. The Company’s operating results caused the Company to fall out of compliance with the financial covenants in the senior secured notes, which required the Company to maintain a minimum level of earnings before interest, taxes, depreciation and amortization, a minimum fixed charge coverage ratio, a minimum net worth measured as of December 31, 2002 and March 31, 2003 and to limit its capital expenditures during 2002. The restructured agreements entered into with the holders of the senior secured notes and convertible redeemable preferred stock provide for the following:

•	the financial covenants governing the senior secured notes include only requirements for minimum cash revenue, maximum cash expenditures and minimum cash balances through December 31, 2004. Beginning in 2005, the Company will be subject to financial covenants setting a maximum ratio of net debt (defined as total indebtedness minus cash and cash equivalents) to earnings before interest, taxes, depreciation and amortization (EBITDA) and minimum ratio of EBITDA to cash interest expense;

•	in addition to the Vaniqa® Cream assets that the Company has already pledged to secure its performance under the senior secured notes, the Company has granted the note holders an additional security interest in all of the Company’s other unencumbered assets, other than the Company’s rights to its EsclimTM;

•	the Company granted warrants to purchase 2.0 million shares of common stock at $0.63 per share to the holders of the senior secured notes. Warrants to purchase 1.7 million shares of the Company’s common stock at $5.50 per share previously issued to the note holders have been canceled;

•	net proceeds from future asset sales and the license and sale of international rights to Vaniqa® Cream, if any, will be apportioned among the Company, the holders of the senior secured notes and the holders of the convertible redeemable preferred stock according to a pre-determined formula; and

•	the Company exchanged shares of a new series of convertible redeemable preferred stock for the same number of shares of series of convertible redeemable preferred stock previously issued. The new series of convertible redeemable preferred stock has the same terms as the prior series, except that it requires proceeds of specified asset sales to be used to redeem the shares of convertible redeemable preferred stock and grants the Company the right to redeem the convertible redeemable preferred stock at the Company’s option at a premium equal to 108% of accreted stated value of the convertible redeemable preferred stock through November 30, 2003, at which time the redemption premium will increase based on a formula that takes into account the number of shares redeemed before November 30, 2003. Under the terms of the prior series of convertible redeemable preferred stock, the Company would have had the option to redeem the preferred stock only if the trading price of the Company’s common stock exceeded three times the $6.35 conversion price for 30 consecutive trading days.

     The common stock purchase agreement is attached as Exhibit 10.1; amendment No. 1 to note and warrant purchase agreement is attached as Exhibit 10.2; amendment No. 1 to preferred stock purchase agreement is attached as Exhibit 10.3; the certificate of designation for the convertible redeemable preferred stock is attached as Exhibit 3.2; the form of common stock purchase warrant is attached as Exhibit 10. 4; amendment No. 1 to registration rights agreement related to the warrants is attached as Exhibit 10.5; amendment No. 1 to registration rights agreement related to the convertible redeemable preferred stock is attached as Exhibit 10.6; and the amended and restated security agreement is attached as Exhibit 10.7. The foregoing summary is qualified by reference to these documents, which are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2003	Women First HealthCare, Inc.

	By:	/S/ CHARLES M. CAPORALE

Charles M. Caporale
Vice President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Title

3.1(1)	Fourth Amended and Restated Certificate of Incorporation.

3.2	Certificate of Designation of Preferences and Rights of Senior Convertible Redeemable Preferred Stock, Series B.

10.1	Common Stock Purchase Agreement, dated as of May 12, 2003, by and among Women First HealthCare, Inc. and the Investors named therein.

10.2	Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of May 12, 2003, by and among Women First HealthCare, Inc. and the Purchasers named therein.

10.3	Amendment No. 1 to Preferred Stock Purchase Agreement, dated as of May 12, 2003, by and among Women First HealthCare, Inc. and the Purchasers named therein.

10.4	Form of Common Stock Purchase Warrant dated May 12, 2003.

10.5	Amendment No. 1 to Registration Rights Agreement, dated as of May 12, 2003, related to the Warrants by and among Women First HealthCare, Inc. and the holders of Senior Secured Notes and Warrants named therein.

10.6	Amendment No. 1 to Registration Rights Agreement, dated as of May 12, 2003, related to the Convertible Redeemable Preferred Stock by and among Women First HealthCare, Inc. and the holders of Convertible Redeemable Preferred Stock named therein.

10.7	Amended and Restated Security Agreement, dated as of May 12, 2003, by and among Women First HealthCare, Inc., As We Change, L.L.C. and CIBC WMC Inc. as Collateral Agent.

(1)	Incorporated by reference to Women First HealthCare, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed August 13, 1999.